UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Freeport-McMoRan Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
FREEPORT-MCMORAN INC. 4340 EAST COTTON CENTER BOULEVARD, SUITE 110 PHOENIX, ARIZONA 85040	FREEPORT-MCMORAN INC. 2026 Annual Meeting Vote by June 9, 2026 11:59 PM ET

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You invested in FREEPORT-MCMORAN INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 10, 2026.

Get informed before you vote

View the accompanying proxy materials online OR you can receive a free paper or email copy of the materials by requesting prior to May 27, 2026. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting* June 10, 2026 10:00 a.m. Eastern Time
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   Virtually at:

   www.virtualshareholdermeeting.com/FCX2026

   For information regarding how to join and participate in the virtual annual meeting (including how to vote and submit

   questions pertinent to the meeting), please see “Questions and

   Answers About the Proxy Materials, Annual Meeting and

   Voting” in the proxy statement.

*Please check the proxy materials for any special requirements for meeting attendance.

For complete information and to vote, visit www.ProxyVote.com Control #

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you online or by mail. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of eleven directors.

Nominees:

1a.	David P. Abney	For

1b.	Richard C. Adkerson	For

1c.	Marcela E. Donadio	For

1d.	Hugh Grant	For

1e.	Lydia H. Kennard	For

1f.	Ryan M. Lance	For

1g.	Sara Grootwassink Lewis	For

1h.	Dustan E. McCoy	For

1i.	Kathleen L. Quirk	For

1j.	John J. Stephens	For

1k.	Frances Fragos Townsend	For

2.	Approval, on an advisory basis, of the compensation of our named executive officers.	For

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026.	For

NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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